ShoreTel Reports Financial Results for First Quarter of Fiscal Year 2013

Cloud Division, Existing Customers and Strong International Sales Drove 39 Percent Year-over-Year Revenue Growth

SUNNYVALE, Calif., Oct. 30, 2012 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple unified communications platforms, including business phone systems, applications and mobile UC solutions, today announced financial results for its first quarter of fiscal 2013.

For the quarter-ended Sept. 30, 2012, consolidated revenue was $75.0 million, an increase of 39 percent from the first quarter of fiscal 2012. The non-GAAP net loss for the first quarter was $(2.1) million, or $(0.04) per share, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments. This compares with a non-GAAP loss of $(1.2) million, or $(0.02) per share, in the first quarter of fiscal 2012.

"I am increasingly convinced in the potential of the UC market and that ShoreTel's future is bright," said Peter Blackmore, president and CEO of ShoreTel. "Our cloud business delivered impressive growth this quarter, and together with our robust premise business, ShoreTel offers a unique choice to customers for a cloud, premise or mobile UC solution. Our recent success speaks for itself. We have continued to gain significant market share in the U.S. Enterprise IP telephony market, we have made great progress in the integration of our cloud division, and our international business had its second best quarter in company history."

First Quarter of Fiscal 2013 Financial Highlights

GAAP gross margin for the first quarter of fiscal year 2013 was 61.2 percent, compared with 65.9 percent in the first quarter of fiscal year 2012.

Non-GAAP gross margin for the first quarter of fiscal year 2013, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other charges, was 62.9 percent, compared with 66.7 percent in the year-ago quarter.

GAAP net loss was $(8.0) million, or $(0.14) per share, in the first quarter of fiscal year 2013, compared with a GAAP net loss of $(4.6) million, or $(0.10) per share, in the first quarter of fiscal 2012.

As of Sept. 30, 2012, the company had $55.1 million in cash, cash equivalents and short-term investments, and generated $3.1 million in cash flow from operations in the quarter.

Line of Business Results

Premise

The company's premise business grew 10 percent from the first quarter of fiscal 2012. Revenue from the company's international locations reached an all-time high of 14 percent of its premise revenue in the quarter and was up 19 percent over the year-ago quarter. Additionally, according to Synergy Research, the company's market share of the U.S. Enterprise IP Telephony market showed one of its largest improvements in the company's history, growing from 7.3 percent in the March quarter of 2012 to 8.1 percent in the June quarter of 2012.

Cloud

The cloud division continued to deliver strong revenue growth of 10 percent sequentially over the June 2012 quarter. In addition, the total number of seats deployed increased 36 percent over the same period in the prior year. Voice over IP and UC in the cloud increasingly appeal to larger customers, as evidenced by the nearly completed installation of ShoreTel cloud division's largest customer, Randstad, with approximately 4,000 users. Additionally, the cloud business has begun rolling out two installations expected to be more than 10,000 seats for a major news group and a financial services firm. The cloud division's preview of its new application integration solution for UC, ShoreTel Sky AppFuse, at Salesforce.com's Dreamforce conference in September was a major milestone, as ShoreTel Sky products pioneered Salesforce.com's new architecture for connecting UC systems directly in the cloud.

Select Operational Metrics

	Three Months Ended	Three Months Ended
	September 30, 2012	June 30, 2012

Cloud Monthly Average Revenue Per User (ARPU)	$ 61	$ 62

Cloud Average # of Seats per Subscriber	35	34

Cloud Monthly Revenue Churn Rate	0.3%	0.3%

Total Company Headcount	942	933

Non-GAAP Gross Margins-Premise	67.2%	67.1%
Non-GAAP Gross Margins-Cloud	46.7%	42.2%

Business Highlights

Cloud Solution Branded as ShoreTel Sky

During the quarter, the company announced that ShoreTel Sky is the new name of its family of cloud-based solutions. ShoreTel's cloud division provides hosted voice over IP solutions to customers ranging from very small (under 10 users) to enterprise customers with thousands of users.

Gartner Awards ShoreTel a "Strong Positive" Rating in its 2012 Unified Communications for SMB MarketScope Report

In August, the company announced that the ShoreTel UC solution for Small to Medium Business ("SMB") Offerings received a "Strong Positive," the highest possible rating, in Gartner's report titled "MarketScope for Unified Communications for the SMB Market, North America." Gartner's MarketScope provides specific guidance for users who are deploying, or have deployed, products or services.

Winner of Three Prestigious Industry Awards

ShoreTel was also named a winner of the Midsize Enterprise Summit (MES) West 2012 XCellence Awards in the categories of Best Midmarket Software Solution, Best Demonstration of ROI, and Best Execution of a Midmarket IT Solution. At this annual summit, 250 CIOs from businesses with 100 to 1,000 employees come to learn about the latest innovations for businesses.

TMC, a global, integrated media company, recently named the ShoreTel UC solution and ShoreTel Sky as recipients of the 2012 INTERNET TELEPHONY Excellence Award presented by INTERNET TELEPHONY magazine. Additionally, ShoreTel 13, the company's latest software release, was named as a 2012 TMC Labs Innovation Award winner presented by TMC's CUSTOMER magazine.

In September, ShoreTel was named Telecommunications Vendor of the Year in the ARN IT Industry Awards 2012. For this award, ShoreTel was recognized for its commitment to a 100 percent indirect channel strategy and the work the company has done over the past 12 months to enhance the resources, tools and training programs available to its reseller partners. The ARN IT Industry Award judging panel also took into account ShoreTel's increasing market share, revenue growth and new partner signings over the past 12 months, and its technology leadership and vision in the areas of UC, mobility and BYOD (bring your own device).

Business Outlook

ShoreTel is providing the following outlook for the quarter ending Dec. 31, 2012:

  Revenue is expected to be in the range of $75.0 million to $80.0 million.
  GAAP gross margin is expected to be in the range of 60 percent to 61 percent, including approximately $1.3 million in stock-based compensation charges and amortization of acquisition-related intangibles. Non-GAAP gross margin, which excludes stock-based compensation and other charges, is expected to be in the range of 62 percent to 63 percent.
  GAAP operating expenses are expected to be in the range of $53.5 million to $54.5 million, including approximately $4 million in stock-based compensation charges and amortization of acquisition-related intangibles. Non-GAAP operating expenses, which exclude stock-based compensation and other charges, are expected to be in the range of $49.5 million to $50.5 million.

Conference Call Information

The company will host a corresponding conference call and live webcast today at 2:30 p.m. Pacific Daylight Time. To access the conference call, dial +1-888-428-9490 for callers in the U.S. or Canada and +1-719-457-1512 for international callers and provide the operator with the conference identification number of 3569407. A live webcast will be available in the Investor Relations section of the company's corporate website at www.shoretel.com and an archived recording will be available beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter. An audio telephonic replay of the conference call will also be available beginning at approximately 4:30 p.m. Pacific Daylight Time today until approximately 4:30 p.m. Pacific Daylight Time on Nov. 6, 2012, by dialing +1-888-203-1112 or +1-719-457-0820 for callers outside the U.S. and Canada and providing the conference identification number of 3569407.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore, statements regarding future products and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the impact of Hurricane Sandy on our cloud division financial condition (including, but not limited to, bookings, churn and credits) and customer buying cycles in our premise business, global economic uncertainty, the pace of economic recovery in the U.S., and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, our ability to control costs as we expand our business, increased risk of intellectual property litigation by entering into new markets, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to our acquisition of M5 Networks, including technology and product integration risks, ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2012.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a provider of business communication solutions whose brilliantly simple unified communications platforms, applications and mobile UC solutions promise a new rhythm of workforce engagement and collaboration. With costly complexity eliminated by design from its award-winning, all-in-one IP phone system, UC and contact center solution, and its industry-leading hosted phone system, workers enjoy a freedom and self-reliance that other providers can't match. Users have full control to engage and collaborate, no matter the time, place or device, for the lowest cost and demand on IT resources in the industry. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit shoretel.com or shoretelsky.com.

Investor Contact:
Tonya Chin
ShoreTel, Inc.
408-962-2573
tchin@shoretel.com

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	September 30,	June 30,
	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$ 41,215	$ 37,120
Short-term investments	13,933	18,375
Accounts receivable - net	30,302	34,198
Inventories	19,053	20,212
Prepaid expenses and other current assets	6,016	5,275
Total current assets	110,519	115,180

Property and equipment - net	11,693	12,811
Goodwill	122,523	120,212
Intangible assets	43,692	45,304
Other assets	2,578	1,925
Total assets	$ 291,005	$ 295,432

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 9,225	$ 9,747
Accrued liabilities and other	18,477	17,094
Accrued employee compensation	11,652	12,151
Contingent consideration	9,537	9,398
Deferred revenue	35,960	35,829
Total current liabilities	84,851	84,219

Line of credit - net	19,966	19,946
Long-term deferred revenue	14,246	13,683
Long-term contingent consideration	3,354	3,305
Other long-term liabilities	3,624	4,047
Total liabilities	126,041	125,200

Stockholders' equity:

Common stock	313,417	310,648
Accumulated deficit	(148,453)	(140,416)
Total stockholders' equity	164,964	170,232

Total liabilities and stockholders' equity	$ 291,005	$ 295,432

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2012	2011

Revenue:
Product	$ 45,834	$ 42,184
Hosted and related services	15,662	-
Support and services	13,488	11,674
Total revenues	74,984	53,858
Cost of revenue:
Product	15,787	14,455
Hosted and related services	9,142	-
Support and services	4,189	3,915
Total cost of revenue	29,118	18,370
Gross profit	45,866	35,488
Gross profit %	61.2%	65.9%

Operating expenses:
Research and development	13,953	11,813
Sales and marketing	30,756	21,222
General and administrative	8,595	6,629
Total operating expenses	53,304	39,664
Loss from operations	(7,438)	(4,176)
Other income (expense) - net	(402)	(399)
Loss before provision for income tax	(7,840)	(4,575)
Provision for income tax	197	67
Net loss	$ (8,037)	$ (4,642)
Net loss per share:
Basic and diluted	$ (0.14)	$ (0.10)

Shares used in computing net loss per share:
Basic and diluted	58,186	47,528

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2012
	GAAP	Excludes		Non-GAAP
Revenue:
Product	$ 45,834	$ -		$ 45,834
Hosted and related services	15,662	-		15,662
Support and services	13,488	-		13,488
Total revenues	74,984	-		74,984
Cost of revenue:
Product	15,787	(310)	(a),(b)	15,477
Hosted and related services	9,142	(795)	(a),(b),(c)	8,347
Support and services	4,189	(209)	(a),(c)	3,980
Total cost of revenue	29,118	(1,314)		27,804
Gross profit	45,866	1,314		47,180
Gross profit %	61.2%			62.9%

Operating expenses:
Research and development	13,953	(1,158)	(a),(c)	12,795
Sales and marketing	30,756	(1,948)	(a),(b),(c)	28,808
General and administrative	8,595	(1,213)	(a),(b),(c)	7,382
Total operating expenses	53,304	(4,319)		48,985
Loss from operations	(7,438)	5,633		(1,805)
Other income (expense) - net	(402)	188	(d)	(214)
Loss before provision for income tax	(7,840)	5,821		(2,019)
Provision for income tax	197	(143)	(e)	54
Net loss	$ (8,037)	$ 5,964		$ (2,073)
Net loss per share:
Basic and diluted (f)	$ (0.14)	$ 0.10		$ (0.04)

Shares used in computing net loss per share:
Basic and diluted (f)	58,186			58,186

(a) Excludes stock-based compensation included in:
Cost of product revenue		$ 50
Cost of hosted and related services		38
Cost of support and services revenue		207
Research and development		1,059
Sales and marketing		862
General and administrative		1,137
		$ 3,353

(b) Excludes amortization of acquisition-related intangibles included in:
Cost of product revenue		$ 260
Cost of hosted and related services		749
Sales and marketing		851
General and administrative		38
		$ 1,898

(c) Excludes severance included in:
Cost of hosted and related services		$ 8
Cost of support and services revenue		2
Research and development		99
Sales and marketing		235
General and administrative		38
		$ 382

(d)	Excludes interest charge from change in fair value of contingent consideration included in:
Other expense		$ 188

(e)	Excludes the deferred tax benefit arising from acquisition and tax impact of the items which are excluded in (a) to (d) above.

(f)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2011
	GAAP	Excludes		Non-GAAP
Revenue:
Product	$ 42,184	$ -		$ 42,184
Support and services	11,674	-		11,674
Total revenues	53,858	-		53,858
Cost of revenue
Product	14,455	(226)	(a),(b)	14,229
Support and services	3,915	(199)	(a)	3,716
Total cost of revenue	18,370	(425)		17,945
Gross profit	35,488	425		35,913
Gross profit %	65.9%			66.7%

Operating expenses:
Research and development	11,813	(1,012)	(a)	10,801
Sales and marketing	21,222	(1,044)	(a),(b)	20,178
General and administrative	6,629	(984)	(a)	5,645
Total operating expenses	39,664	(3,040)		36,624
Loss from operations	(4,176)	3,465		(711)
Other income (expense), net	(399)	-		(399)
Loss before provision for income tax	(4,575)	3,465		(1,110)
Provision for income tax	67	-	(c)	67
Net loss	$ (4,642)	$ 3,465		$ (1,177)
Net loss per share:
Basic and diluted (d)	$ (0.10)	$ 0.08		$ (0.02)

Shares used in computing net loss per share:
Basic and diluted (d)	47,528			47,528

(a) Excludes stock-based compensation as follows:
Cost of product revenue		$ 41
Cost of support and services revenue		199
Research and development		1,012
Sales and marketing		1,014
General and administrative		984
		$ 3,250

(b) Excludes amortization of acquisition-related intangibles:
Cost of product revenue		$ 185
Sales and marketing		30
		$ 215

(c)	Excludes the tax impact of the items which are excluded in (a) and (b) above.

(d)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q2 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	December 31, 2012

	High	Low
GAAP gross profit %	61.0%	60.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	2.0%	2.0%
Non-GAAP gross profit %	63.0%	62.0%

Total GAAP operating expenses	$54,500	$53,500
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(4,000)	(4,000)
Total non-GAAP operating expenses	$50,500	$49,500